SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 20, 2004
(Date of report)

Ventures-National Incorporated
(Exact Name of Registrant as Specified in its Charter)

               Utah                                                              000-32847                                                    87-0433444
(State of Incorporation)                                   (Commission File Number)                                     (IRS Employer ID)

44358 Old Warm Springs Boulevard
Fremont, California 94538
(Address of principle executive offices)

(510) 824-1200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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ITEM 4: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                   On August 17, 2004, our Board of Directors determined to dismiss Stonefield Josephson, Inc. as our independent registered public accounting firm. The audit reports of Stonefield Josephson, Inc. on our consolidated financial statement for the fiscal years ended August 31, 2003 and August 31, 2002 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. However, the reports included an explanatory paragraph wherein Stonefield Josephson, Inc. expressed substantial doubt about our ability to continue as a going concern.

                    In connection with the audits of the years ended August 31, 2002 and 2003 and during the subsequent interim periods through August 17, 2004, we did not have any disagreements with Stonefield Josephson, Inc., on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of Stonefield Josephson, Inc., would have caused them to make reference to the subject matter of the disagreement in connection with their reports on our consolidated financial statements.

                    We have provided Stonefield Josephson, Inc. with a copy of this report prior to its filing with the Commission.

                    On August 17, 2004, we engaged Wolf & Company, P.C., an independent registered public accounting firm. During the years ended August 31, 2002 and 2003 and the subsequent interim period through August 17, 2004, we did not consult with Wolf & Company, P.C. regarding either:

    the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Wolf & Company, P.C. concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or
    any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

ITEM 7: EXHIBITS.

                    Exhibit 16.1 Letter from Stonefield Josephson, Inc. dated August 20, 2004, regarding their dismissal as the Company's independent registered public accounting firm.

SIGNATURE

                    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

VENTURES-NATIONAL INCORPORATED
(Registrant)

/s/ Daniel D. Guimond
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Daniel D. Guimond
Chief Financial Officer